Exhibit 99.2

Destination Maternity Announces Certified Results of 2018 Annual Meeting of Shareholders

MOORESTOWN, N.J. – May 29, 2018 – Destination Maternity Corporation (NASDAQ:DEST) (“Destination Maternity” or the “Company”), the world’s leading maternity apparel retailer, today announced the official voting results of its 2018 Annual Meeting of Shareholders which took place in Moorestown, New Jersey on Wednesday, May 23. Certified by American Election Services, LLC, as inspector of election, stockholders of the Company voted to elect Holly N. Alden, Christopher B. Morgan, Marla A. Ryan and Anne-Charlotte Windal, the nominees of Nathan G. Miller and Peter O’Malley’s (the “Investors”), to Destination Maternity’s Board.

Director Marla Ryan commented, “On behalf of the newly-elected directors, we want to thank all of the stockholders for participating in this year’s Annual Meeting. The new board will take every vote into consideration and will use the results as a guide for conducting business and setting our strategy going forward. We are excited to work urgently and collaboratively with management to help Destination Maternity grow and realize its full potential.”

In addition to the election of the Investors’ director nominees, Destination Maternity shareholders also approved the appointment of KPMG LLP as the Company’s independent registered public accountant for 2018 as well as the stockholder proposal presented at the meeting by the Investors. The majority of stockholders also voted against the advisory vote on compensation, which the director-elect board will take into consideration.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this release or made from time to time by management of the Company, including those regarding real estate opportunities, sales, additional borrowing capacity, expected SG&A savings and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), availability of suitable store locations, our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this release. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of October 28, 2017, Destination Maternity operates 1,147 retail locations in the United States, Canada and Puerto Rico, including 501 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 646 leased department locations. The Company also sells merchandise on the web primarily through its brand-specific websites, motherhood.com and apeainthepod.com, as well as through its destinationmaternity.com website. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico and Israel. As of October 28, 2017, Destination Maternity has 208 international franchised locations, including 16 standalone stores operated under one of the Company’s nameplates and 192 shop-in-shop locations.

Media Contact

Dan Zacchei / Janet Reinhardt

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com / JReinhardt@sloanepr.com

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